Exhibit 10.5

Amendment to Financial Advisory and Consulting Agreement

The following is the first Amendment to Financial Advisory Services Agreement between Carpenter & Company (“Carpenter”) and SB Organizing Group (the “Client”), dated the 7th day of March, 2007.

RECITALS

WHEREAS, the Client and Carpenter entered in to that certain Financial Advisory and Consulting Agreement dated November 1, 2006 (the “Agreement”); and

WHEREAS, subsequent to execution of the Agreement the Parties have become aware of a drafting error in Section 4(c)(ii)(2) of the Agreement, specifically the prefatory clause in the first sentence that reads “Without regard to whether the Client requests that Carpenter provide financial advisory services”, and desire to amend that provision of the Agreement to remove the noted clause;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Client and Carpenter hereto agree as follows:

1.                                       Amendment to Section 4(c)(ii)(2):     The language of Section 4(c)(ii)(2) of the Agreement is amended to read in full as follows:

If during the period Carpenter and SCC are retained by the Client hereunder or within 12 months thereafter (a) a Business Combination is consummated with any Second Party identified by Carpenter or SCC as potentially interested in a Business Combination with the Client; or (b) the Client enters into a definitive agreement to engage in a Business Combination with any Second Party identified by Carpenter or SCC as potentially interested in a Business Combination with the Client, the Client shall pay Carpenter a non-refundable fee in an amount equal to 3% of the first $5 million of the Aggregate Purchase Price (defined below), and 2% of all sums above $5 million of the Aggregate Purchase Price (defined below), all payable at the closing of the Business Combination.

2.                                       No other Amendments or Changes.   Except as expressly amended or modified by this Agreement, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.                                       Definitions.           All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CCFW Inc dba
CARPENTER & COMPANY		SB ORGANIZING GROUP

/s/ John D. Flemming		/s/ Jeffrey Watson
By:	John D. Flemming	By:	Jeffrey Watson
Its:	President	Its:	President & CEO

SEAPOWER CARPENTER CAPITAL, INC.

/s/ John D. Flemming
By:	John D. Flemming
Its:	President